Exhibit 99.1

RIDE-AWAY HANDICAP

EQUIPMENT CORP.

Financial Statements

and Supplementary Information

For the Year Ended December 31, 2011

(With Independent Auditors’ Report Thereon)

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of

Ride-Away Handicap Equipment Corp.

We have audited the accompanying balance sheet of Ride-Away Handicap Equipment Corp. as of December 31, 2011, and the related statements of income and retained earnings and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

As more fully described in Note 15, the Company has not applied the provisions of the Consolidation Topic of the Financial Accounting Standards Board Accounting Standards Codification as it applies to Variable Interest Entities, which is a departure from generally accepted accounting principles.  The financial statement impact of this departure has not been determined.

In our opinion, except for the effects of not applying the Consolidation Topic as it relates to variable interest entities as discussed in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Ride-Away Handicap Equipment Corp. as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplementary information on pages 15 through 17 is presented for purposes of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Manchester, New Hampshire

April 27, 2012

RIDE-AWAY HANDICAP EQUIPMENT CORP.

Balance Sheet

December 31, 2011

ASSETS

Current Assets:
Cash and cash equivalents	$155,962
Accounts receivable, net	5,237,569
Inventory, net	10,572,826
Prepaid expenses	435,458

Total Current Assets	16,401,815

Property and Equipment, net	1,216,667
Other Assets	358,719

TOTAL ASSETS	$17,977,201

LIABILITIES AND EQUITY

Current Liabilities:
Note payable	$275,000
Note payable - floor plan	7,383,112
Note payable - line of credit	4,314,793
Accounts payable	1,174,849
Customer deposits	589,982
Accrued payroll	1,222,555
Accrued expenses	658,422

Total Current Liabilities	15,618,713

Equity:
Common stock, no par value	217,330
Retained earnings	2,736,158
Treasury stock (31 shares at cost)	(595,000)

Total Equity	2,358,488

TOTAL LIABILITIES AND EQUITY	$17,977,201

See notes to the financial statements.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

Statement of Income and Retained Earnings

For the Year Ended December 31, 2011

		% of
		Sales

Sales	$62,533,939	100.0%

Cost of Sales (page 15)	48,730,331	77.8

Gross Profit	13,803,608	22.2

Selling Expenses (page 16)	5,273,772	8.5
General and Administrative Expenses (page 17)	8,606,344	13.6

Loss From Operations	(76,508)	0.1

Other Income and (Expense):
Other income	78,698	0.1
Debt forgiveness	204,278	0.3
Interest expense	(481,604)	(0.8)

Total Other Expense, net	(198,628)	(0.4)

Net Loss Before Income Taxes	(275,136)	(0.3)

Provision for Income Taxes	—	0.0

Net Loss	(275,136)	(0.3)%

Retained Earnings, beginning	3,011,294

Retained Earnings, ending	$2,736,158

See notes to the financial statements.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

Statement of Cash Flows

For the Year Ended December 31, 2011

Cash Flows From Operating Activities:
Net loss	$(275,136)
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	263,006
Bad debt expense	425,051
Loss on sale of fixed asset	3,803
(Increase) Decrease In:
Accounts receivable	(2,535,550)
Prepaid expenses	23,494
Inventory	(149,129)
Other assets	(11,728)
Increase (Decrease) In:
Accounts payable	(92,243)
Customer deposits	26,877
Accrued payroll	226,102
Accrued expenses	459,512

Net cash used for operating activities	(1,635,941)

Cash Flows From Investing Activities:
Cash payments for purchases of equipment	(874,302)
Proceeds from sale of fixed assets	3,200

Net cash used for investing activities	(871,102)

Cash Flows From Financing Activities:
Proceeds of lines of credit, net	1,950,601
Issuance of note payable	300,000
Shareholder loans, net	288,893
Related party loans, net	132,007
Repayments of long term debt	(148,095)

Net cash provided by financing activities	2,523,406

Net Increase	16,363

Cash and Cash Equivalents, beginning	139,599

Cash and Cash Equivalents, ending	$155,962

Supplemental Cash Flow Information:

Interest	$481,604

See notes to the financial statements.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

Notes to the Financial Statements

December 31, 2011

1.	Nature of Business:

Ride-Away Handicap Equipment Corp., “the Company”, installs and services handicap equipment in motor vehicles, and sells specially equipped motor vehicles primarily to customers in the eastern part of the United States.  Ride-Away Handicap Equipment Corp. has locations in Londonderry, New Hampshire, North Attleboro, Massachusetts, East Hartford and Norwalk, Connecticut, Beltsville, Maryland, Richmond and Norfolk, Virginia, Essex Junction, Vermont, Gray, Maine, Norristown, Pennsylvania, and Tampa, Florida.

2.	Summary of Significant Accounting Policies:

The following is a summary of significant accounting policies of the Company used in preparing and presenting the accompanying combined financial statements.

Method of Accounting

The Company uses the accrual method of accounting for financial and tax reporting purposes. This method recognizes revenues and expenses and the related assets and liabilities when earned or incurred without regard to the time of receipt or payment.

The Company financial statements are not combined with other entities that share common ownership. See footnotes 15 and 16.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all time deposits with a maturity of three months or less to be cash equivalents.  Cash consists of deposits in bank checking accounts; there are no cash equivalents.

Accounts Receivable

The adequacy of the allowance for doubtful accounts is reviewed monthly by the Company and adjusted as required through the provision for doubtful accounts (bad debt expense).  In determining the amount required in the allowance account, management has taken into account a variety of factors including risk characteristics of the selected accounts, number of days outstanding and current economic conditions.

Inventory

Inventory consists of specially equipped motor vehicles available for sale, parts and accessories, and work-in-process for vehicle modification.  Parts and accessories inventory is valued at the lower of cost or market, on a first-in, first-out (FIFO) basis.  Vehicles are valued using the specific identification method.

Property and Equipment and Depreciation

Property and equipment are stated at cost.  Depreciation of property and equipment (including amortization of assets purchased under capital leases) is provided using the straight-line method for financial reporting purposes and the MACRS (Modified Accelerated Cost Recovery System) method for tax purposes.

Advertising

Advertising costs are expensed as incurred. For the year ended December 31, 2011, the costs totaled $ 231,489.

Income Taxes

Ride-Away Handicap Equipment Corp., with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation.  In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision for federal income taxes has been included in the financial statements.  State taxes are provided for at statutory rates.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of assets and liabilities.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  These differences were immaterial to the financial statements at December 31, 2011.

Presentation of Sales Tax

Several states in which the Company operates impose a sales tax on the Company’s sales to non-exempt customers. The Company collects the sales tax from customers and remits the entire amount to the states. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenue and cost of sales.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Accordingly, actual amounts could differ from those estimates.

Subsequent Events

Management has evaluated subsequent events through April 27, 2012, the date the financial statements were available to be issued.

3.	Accounts Receivable:

Accounts receivable consists of the following at December 31, 2011:

Accounts receivable	$4,774,825
Other receivables	634,880
Less allowance for doubtful accounts	(172,136)

Accounts receivable, net	$5,237,569

4.	Inventory:

Inventory consists of the following at December 31, 2011:

Vehicles available for sale	$9,032,030
Parts and accessories	1,209,283
Work in process	431,513
Subtotal	10,672,826
Less: inventory reserve	(100,000)

Inventory, net	$10,572,826

5.	Prepaid Expenses:

Prepaid expenses consist of the following at December 31, 2011:

Insurance	$105,196
Miscellaneous	68,588
Rent	68,419
Security deposits	112,194
Income and other taxes	81,061

Prepaid expenses	$435,458

6.	Property and Equipment:

Property and equipment consists of the following as of December 31, 2011:

Furniture, fixtures, and equipment	$1,248,803
Leasehold improvements	1,641,237
Shop equipment	452,865
Vehicles	221,814
Construction in process	36,584

3,601,303
Accumulated depreciation	(2,384,636)

Property and Equipment, net	$1,216,667

7.	Other Assets:

Other assets consist of the following at December 31, 2011:

Cash surrender value of life insurance	$227,620
Stock	26,099
Goodwill	105,000

Other Assets	$358,719

8.	Note Payable:

Note payable consists of the following at December 31, 2011:

Installment note payable to Citizens Bank, secured by equipment and all corporate assets and guaranteed by a member/shareholder, due in monthly principal payments of $ 5,000 with interest added at LIBOR advantage plus 3.50%, payable through August 2016. The interest rate as of December 31, 2011 is 3.79%. The note was paid off in 2012.	$275,000

9.	Notes Payable - Line of Credit and Floor Plan:

The Company maintains a line of credit with Citizens Bank with a maximum borrowing capacity of $ 6,000,000 based on certain accounts receivable, vehicles, and parts inventory.  The balance outstanding is $ 4,314,793 as of December 31, 2011.  The line of credit is secured by a first lien on accounts receivable, plus additional security in certain inventory, vehicles, and a second lien on all corporate assets and the personal guarantee of a Ride-Away Equipment Corp. shareholder and by Stahoo Realty, LLC (related party).  Interest accrues monthly at LIBOR Advantage plus 3.50%.  The interest rate at December 31, 2011 is 3.79% for the line of credit.

For the year ended December 31, 2011, primarily due to significant one-time financial statement adjustments in preparation for the sale of the Company on March 1, 2012, the Company was not in compliance with the Cash Flow Coverage and Debt : Net Worth portion of its Citizens debt covenants.  The Citizens line of credit and note payable were both paid off February 29, 2012 as part of the acquisition process.

At December 31, 2011 the Company has a floor plan line of credit with GE Finance with a maximum borrowing capacity of $ 8,500,000. This loan is secured by certain vehicles in inventory. Interest is paid monthly at the one month LIBOR rate plus 2.85% (7.53% at December, 31, 2011), and principal is due upon sale of the financed vehicle. The balance of this line at December 31, 2011 is $ 7,383,112.

For the year ended December 31, 2011, primarily due to significant one-time financial statement adjustments in preparation for the sale of the Company on March 1, 2012, the Company was not in compliance with the Debt : Net Worth portion of its covenants.  GE is meeting with the parent company, Hasco Medical, Inc. to discuss establishing covenant requirements based on the new Company structure going forward.  GE has not required repayment of the line of credit balance.

10.	Common Stock:

Common stock, no par value, consisted of the following as of December 31, 2011:

Shares authorized	300
Shares issued	124
Shares outstanding	93

11.	Operating Leases:

The Company is party to various leases for office space, equipment, and vehicles.  Lease expense for the year ended December 31, 2011 was approximately $ 2,040,000 under these agreements.

A schedule of approximate future lease payments under these agreements for the years ending December 31 is as follows:

2012	$1,983,000
2013	1,037,000
2014	603,000
2015	466,000
2016	216,000
Thereafter	1,191,000

Total	$5,496,000

12.	Income Taxes:

The Company accounts for the income taxes in accordance with FASB ASC 740. Under FASB ASC 740-10, the evaluation of a tax position is a two step process – recognition and measurement, Accounting for Income Taxes, the objective of which is to recognize the amount of current and deferred income taxes at the date of the financial statements as a result of all differences in the tax bases and financial statement carrying amounts of assets and liabilities as measured by enacted tax laws.

Recognition occurs when an enterprise concludes that a tax position, based solely on technical merits, will more likely than not be sustained upon challenge by a tax authority.

Measurement takes place only if “recognition” occurs (i.e., the position will more likely than not be sustained).  The measurement process provides that when the more likely than not threshold is met, the position must be analyzed to determine the amount of benefit to recognize in the financial statement.  Highly certain positions are fully recognized but require an independent evaluation that the position is in fact highly certain; all other positions are measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a tax authority.  As of December 31, 2011, the Company has no uncertain tax positions and all tax returns for 2009 and prior are closed.

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be taxed as an S corporation.  In lieu of corporate income taxes the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for federal income taxes has been included in the financial statements.  State taxes are provided at statutory rates.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the tax bases of assets and liabilities.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  The deferred taxes reflect the timing differences resulting from the use of different methods of accounting for tax and financial statement purposes.

There are no federal deferred taxes and the amount estimated for state deferred income taxes at December 31, 2011 is immaterial to the financial statements as a whole.  The Company is not incurring current state income tax expense for the year ended December 31. 2011.

13.	Concentration of Credit Risk:

The Company maintains cash in bank deposit accounts where the balances, at times, may exceed federally insured limits. The Company has a sweep account arrangement with the bank to reduce credit risk with respect to cash balances.

Approximately $ 2,370,000 of the Company’s accounts receivable balance is due from a third-party, the Veteran’s Administration.  The concentration does not exist in customer sales.

14.	Fair Value Measurements:

FASB ASC, Fair Value Measurements, provides guidance for using fair value to measure assets and liabilities. Fair Value Measurements applies whenever other standards require (or permit) assets or liabilities to be measured at their fair value. The standard does not expand the use of fair value in any new circumstances. Under the standard, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions.  The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 - Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs other than quoted prices for identical instruments that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active.

Level 3 - Pricing inputs significant to the valuation are unobservable. Inputs are developed based on the best information available; however, significant judgment is required by management in developing the inputs.

The Company uses valuation techniques based on the available inputs to measure the fair value of its assets and liabilities based on the hierarchical framework associated with the three levels of measuring financial instruments at fair value. Classification is based on the lowest level of input that is significant to the fair value of the instrument.

Fair values of assets and liabilities measured on a recurring basis at December 31, 2011 are as follows:

	Fair Value	Level 1	Level 2	Level 3

Assets:
Investment in stock	$26,099	$26,099	$—	$—

Liabilities:
Notes payable	$275,000	$—	$275,000	$—
Lines of credit	11,697,905	—	11,697,905	—

Total Liabilities	$11,972,905	$—	$11,972,905	$—

Fair Value Measurements Using Significant Unobservable Inputs (Level 3):

Due from stockholder/member:
Balance, December 31, 2010	$288,893
Issuances and settlements (net)	(288,893)

Balance, December 31, 2011	$—

Fair values of assets and liabilities measured on a non-recurring basis at December 31, 2011 are as follows:

	Fair Value	Level 1	Level 2	Level 3

Property and equipment
held and used	$1,216,667	$—	$1,216,667	$—
Cash surrender value
of life insurance	227,620	—	227,620	—
Goodwill	105,000	—	—	105,000

15.	Variable Interest Entity:

The Company has not applied the provisions of the Consolidation Topic of FASB ASC as it applies to Variable Interest Entities (VIEs), which is a departure from generally accepted accounting principles. Under the provisions of the Consolidation Topic, a company which is considered to be the “primary beneficiary” is required to include certain companies, which are considered to be VIEs, in consolidated financial statements. The Company believes that the consolidation would make interpretation of its financial operations more difficult and would incur significant additional expense without corresponding benefits. Consequently, the Company has elected not to apply this provision.

16.	Related Parties:

The Company shares common ownership with Stahoo Realty LLC and Stahoo Property LLC.  The Company leases certain facilities from these related entities.  Lease expense for fiscal year 2011 was $345,000 and $170,000 for Stahoo Realty LLC and Stahoo Property LLC, respectively. There were no amounts due to or from these entities at December 31, 2011.

The Company realized $204,278 in forgiveness of amounts due to related parties at December 31, 2011.

17.	Subsequent Event:

On March 1, 2012, the Company was acquired by Hasco Medical, Inc. for consideration of $6,000,000 for the purpose of expanding market share in the industry.  The note payable and the Citizens line of credit were also paid off at closing.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

Schedule of Cost of Sales

For the Year Ended December 31, 2011

		% of
		Sales

Purchases	$42,423,549	67.8%
Direct labor	3,207,446	5.1
Subcontract labor	830,717	1.3
Employee benefits	400,243	0.6
Freight	387,775	0.6
Equipment rental	324,583	0.5
Payroll taxes	298,061	0.5
Shop supplies	267,840	0.4
Insurance	252,185	0.4
Vehicle expenses	192,002	0.3
Employee training	97,219	0.2
Depreciation	48,711	0.1

Cost of Sales	$48,730,331	77.8%

See Independent Auditors’ Report.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

Schedule of Selling Expenses

For the Year Ended December 31, 2011

		% of
		Sales

Salaries and commissions	$3,244,297	5.2%
Vehicle expense	613,426	1.0
Warranty expense	491,391	0.8
Payroll taxes	281,809	0.5
Advertising	231,489	0.4
Employee benefits	213,582	0.3
Donations	69,726	0.1
Trade shows	60,037	0.1
Travel and entertainment	35,755	0.1
Outside commissions	28,655	0.0
Employee training and recruiting	3,605	—

Selling Expenses	$5,273,772	8.5%

See Independent Auditors’ Report.

RIDE-AWAY HANDICAP EQUIPMENT CORP.

Schedule of General and Administrative Expenses

For the Year Ended December 31, 2011

		% of
		Sales

Salaries and wages	$3,286,457	5.3%
Rent	1,316,636	2.1
Bad debts	425,051	0.7
Travel and entertainment	402,059	0.6
Equipment rental	356,227	0.6
Professional fees	346,214	0.6
Bank processing fees	256,874	0.4
Computer related	246,687	0.4
Payroll taxes	243,718	0.4
Employee benefits	233,611	0.4
Utilities	220,190	0.4
Telephone	220,036	0.4
Depreciation and amortization	214,295	0.3
Bonus expense	180,701	0.3
Office supplies and postage	165,598	0.3
Repairs and maintenance	150,003	0.2
Dues and subscriptions	116,676	0.2
Miscellaneous	75,684	—
Real estate taxes	75,014	—
Employee training	43,673	—
Insurance	29,940	—
Donations	1,000	—

General and Administrative Expenses	$8,606,344	13.6%

See Independent Auditors’ Report.